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                    ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (the "Agreement") is made and entered into as of this 31st day of May 1995 between MagneTek National Electric Coil, Inc., a Delaware corporation ("Seller"), and The Guardian Resin Corporation, an Ohio corporation ("Buyer").


                            ARTICLE I
                   PURCHASE AND SALE OF ASSETS

     1.01. PURCHASE AND SALE OF ASSETS. (a) Subject to the terms and conditions of this Agreement, Seller hereby sells, transfers, conveys, assigns and delivers to Buyer and Buyer hereby purchases, acquires and accepts from Seller the following described assets of Seller to the extent directly related to its Resin Product Line located in Columbus, Ohio:

               (i)   those assets, including manufacturing
     equipment, set forth on Schedule 1.01(i) attached hereto and made a part hereof;

               (ii)  all raw materials and finished goods
     inventories (collectively, the "Resin Product Line
     Inventories");

               (iii) those resin formulations set forth on
     Schedule 1.01(iii) attached hereto and made a part hereof;

               (iv)  all laboratory notes and records and
     formulas/processes in the developmental stage (including UL files E150894 and E145909 and formulas maintained in PEI's
     Abacus System);

               (v) those approvals of Underwriters Laboratories, Inc. set forth on Schedule 1.01(v) attached hereto and made a part hereof;

               (vi) past, active and identified potential client lists set forth on Schedule 1.01(vi) attached hereto and made a part hereof; and

               (vii) insulation project costs set forth on
     Schedule 1.01(vii) attached hereto and made a part hereof.

          (b) For a period of sixty (60) days following the date hereof (the "Collection Period"), Seller shall continue to collect for its own account all accounts receivable directly related to the Resin Product Line. Seller's efforts to collect such receivables shall be undertaken in a commercially reasonable manner and in a manner consistent with the normal and customary practices and procedures of Seller in respect of the Resin Product Line prior to the date hereof. Buyer shall provide such commercial assistance in collecting the receivables as Seller shall



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reasonably request.  Seller shall have the option to sell, transfer, convey, assign and deliver to Buyer all such receivables, exclusive of intra-company receivables and receivables from Lewis Alice Co. (Customer No. 53201-2), (the "Resin Product Line Receivables") for which Seller has not received payment during the Collection Period by giving written notice to Buyer within ten
(10) days following the Collection Period. In the event Seller exercises such option, Buyer shall purchase, acquire and accept from Seller such Resin Product Line Receivables on the terms set forth in Section 2.03 hereof.

          (c) The assets proposed to be transferred to Buyer pursuant to Sections 1.01(a) and (b) of this Agreement are hereinafter collectively referred to herein as the "Assets."

     1.02. ASSUMPTION OF LIABILITIES. Buyer will not assume any debts, liabilities, obligations, expenses, taxes, contracts or commitments of Seller of any kind, character or description.


                           ARTICLE II
                          CONSIDERATION

     2.01. PURCHASE PRICE.  Subject to adjustment, as provided in Section
2.03 of this Agreement, the purchase price for the Assets shall be the sum of
(a) $196,500 and (b) the value of the Resin Product Line Inventories as determined in accordance with the provisions of Section 2.02 hereof (such purchase price, as adjusted pursuant to Section 2.03 of this Agreement, being referred to herein as the "Purchase Price"). Except as contemplated by
Section 2.03 of this Agreement, on the date hereof Buyer shall deliver to Seller a wire transfer of Federal or other immediately available funds in the amount of the Purchase Price.

     2.02. DETERMINATION OF VALUE OF RESIN PRODUCT LINE INVENTORIES. Within three business days prior to the date of this Agreement, Buyer shall have conducted a physical count of the Resin Product Line Inventories. Seller shall have had a representative present to observe such physical count. The Resin Product Line Inventories shall be valued at the lower of cost or market in accordance with generally accepted accounting principles consistently applied in accordance with Seller's accounting policies and procedures.

     2.03. PAYMENT FOR RESIN PRODUCT LINE RECEIVABLES.  In the event
Seller exercises its option set forth in Section 1.01(b) hereof, the Purchase Price shall be increased on a dollar-for-dollar basis in an amount equal to
(a) the face amount of any Resin Product Line Receivables for which Seller has not received payment during the Collection Period. The amount of such increase to the Purchase Price pursuant to this Section 2.03 shall be paid by Buyer to Seller not later than the seventy-fifth (75th) day following the date of this Agreement by wire transfer of Federal or other immediately available funds.

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     2.04.  ALLOCATION OF PURCHASE PRICE.  Buyer and Seller agree that the allocation of the Purchase Price for the Assets set forth on Schedule 2.04 attached hereto and made a part hereof shall be used for all financial, accounting and tax purposes.


                           ARTICLE III
            REPRESENTATIONS AND WARRANTIES BY SELLER

     Seller hereby represents and warrants as follows:

     3.01. ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

     3.02. AUTHORIZATION. Seller has taken all action required by law, its Articles of Incorporation, its Bylaws and otherwise to authorize the execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby.

     3.03. VALID AND BINDING AGREEMENT. This Agreement constitutes the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights in general, and to general principles of equity.

     3.04. NO VIOLATION. The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby will not, (a) violate any provision of, or result in the creation of any lien or security interest under, any material agreement, indenture, instrument, lease, security agreement, mortgage or lien to which Seller is a party or by which any of Seller's assets or properties are bound; (b) violate any provision of the Articles of Incorporation or Bylaws of Seller; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Seller; or (d) violate any other contractual or legal obligation or restriction to which Seller is subject.

     3.05. TITLE TO ASSETS; ENCUMBRANCES. Seller has good and marketable title to all of the Assets, free and clear of any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge of any kind.

     3.06. CONSENTS AND APPROVALS. Seller has obtained all consents, approvals, authorizations or orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by Seller.

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     3.07.  DISCLAIMER OF SELLER.  Except as expressly provided herein,
SELLER MAKES NO REPRESENTATION OR WARRANTY CONCERNING THE ASSETS, INCLUDING THOSE RELATING TO THE QUALITY, CONDITION, MERCHANTABILITY, SALABILITY, OBSOLESCENCE, WORKING ORDER OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE ASSETS ARE SOLD TO BUYER "AS IS AND WHERE IS".


                           ARTICLE IV
             REPRESENTATIONS AND WARRANTIES BY BUYER

     Buyer hereby represents and warrants to Seller as follows:

     4.01. ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

     4.02. AUTHORIZATION. Buyer has taken all action required by law, its Articles of Incorporation, its Code of Regulations and otherwise to authorize the execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby.

     4.03. VALID AND BINDING AGREEMENT. This Agreement constitutes the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights in general, and to general principles of equity.

     4.04. NO VIOLATION. The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, (a) violate any provision, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which Buyer is a party or by which it is bound; (b) violate any provision of Buyer's Articles of Incorporation or Bylaws; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Buyer; or (d) violate any other contractual or legal obligation or restriction to which Buyer is subject.

     4.05. CONSENTS AND APPROVALS. Buyer has obtained all consents, approvals, authorizations or orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by Buyer.

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                            ARTICLE V
                          MISCELLANEOUS

     5.01.  Covenants of Seller.

            (a) Seller shall in good faith take all reasonable actions necessary or appropriate to assist Buyer in obtaining a listing upon Seller's "Supplier Bid List" as soon as reasonably practicable following the date hereof. Such actions to be taken by Seller shall include, but not necessarily be limited to, submitting Buyer as a candidate for status on Seller's "Supplier Bid List" provided Buyer meets established criteria for listing.

            (b) Seller shall redact all resin formulations in the PEI Abacus System transferred to Buyer hereby.

     5.02. EXPENSES. All fees and expenses incurred by Seller, including without limitation legal fees and expenses, in connection with this Agreement will be borne by Seller and all fees and expenses incurred by Buyer, including without limitation legal fees and expenses and the cost of disassembling and removal of the Assets (which shall be done promptly following the date hereof), in connection with this Agreement will be borne by Buyer.

     5.03. PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, successors, assigns and legal or personal representatives of the parties hereto.

     5.04. ENTIRE AGREEMENT. This Agreement, including the schedules referred to herein which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein.

     5.05. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     5.06. SEVERABILITY. The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement, which shall remain in full force and effect.

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     5.07.  NOTICES.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

     If to Seller:

     MagneTek, Inc.
     26 Century Boulevard
     Nashville, TN  37229
     Attention:  Samuel A. Miley, Esq.
                     General Counsel

     If to Buyer:

     The Guardian Resin Corporation
     1089 Claycroft Road
     Gahanna, Ohio  43004
     Attention:  Roger A. Ripley

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     5.08. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio, without regard to its conflict of laws rules.

     5.09. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, with the same effect as if the signatories executing the several counterparts had executed one counterpart, provided, however, that the several executed counterparts shall together have been signed by Buyer and Seller. All such executed counterparts shall together constitute one and the same instrument.

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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of Buyer and Seller on the date first above written.

                              SELLER:

                              MAGNETEK NATIONAL ELECTRIC COIL, INC.


                              By:  /s/ John P. Colling, Jr.
                                 ----------------------------------
                                 Title: Vice President
                                       ---------------------------




                              BUYER:

                              THE GUARDIAN RESIN CORPORATION


                              By:  /s/ Roger A. Ripley
                                 ----------------------------------
                                 Title: President
                                       ----------------------------


#357260.07

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